Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S
R E L E A S E 1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

Barnwell Industries, Inc. Informs Ned Sherwood of Defective and Insufficient Director Nomination Notice and Investigation of Circumstances that May Have Triggered Shareholder Rights Plan

Actions Continue Ned Sherwood’s Long History of Disruption, Breaches of Settlement Agreements and Blatant Disregard for Established Bylaws and Shareholder Protections

Board Forms Executive Committee to Protect Shareholder Interests

Executive Committee Believes Sherwood’s Nomination of Himself, His Friends and His Affiliates Underscores Desire to Take Control of Barnwell at Shareholders’ Expense and Without Paying a Premium for Control

HONOLULU, Feb. 25, 2025 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell” or the “Company”) today announced that it has informed Ned Sherwood, a shareholder who recently submitted a control slate of five nominees comprising friends and affiliates, that his nomination notice is defective and insufficient. Sherwood’s nomination notice fails to include material information required by the Company’s bylaws, and in light of these material deficiencies and omissions required both by the bylaws and federal securities regulations, the Executive Committee of the Barnwell Board of Directors is strongly inclined to reject the nomination notice as defective and insufficient and to disqualify Sherwood’s nominees.

In light of the inherent conflicts of interest of Sherwood’s candidates, one of who is a current Board member, the Board has formed an Executive Committee comprising independent Vice Chairman, Kenneth Grossman, independent director Joshua Horowitz and Executive Chairman, Alexander Kinzler, to protect the interests of all other shareholders.

The Executive Committee has requested that a Special Committee consisting of independent directors Grossman and Horowitz investigate, among other things, the facts and circumstances of the relationship between Sherwood and his board nominee, Ben Pierson, who has privately purchased shares of Barnwell while also currently serving as the Chief Investment Officer of Sherwood’s family office, to determine whether a distribution under the Company’s Shareholder Rights Plan has been triggered.

Sherwood is Nominating Himself, His Friends and His Business Associates to
Steal Control of the Company

Notwithstanding the obvious conflicts, the Board remains open to considering new candidates and intends to vet the individuals proposed by Sherwood through its usual governance process. However, the Executive Committee cautions shareholders that a preliminary review shows clearly that two of the four nominees other than Sherwood cannot be expected to exercise judgement independent of Sherwood, and three of Sherwood’s five nominees have no public company Board experience.

•	Ben Pierson has been employed by the Sherwood Family Office as its Chief Investment Officer since 2021.

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Doug Woodrum has been a Director at Barnwell since 2020 as Sherwood’s designee having joined the Board following an earlier proxy contest and then through a prior settlement with the Company. Woodrum has been the mouthpiece for all of Sherwood’s misguided policy proposals, including the sale of assets at fire sale prices and various attempts at co-opting day-to-day control, which have only resulted in damaging management morale and creating distrust of Sherwood’s motives, as well as incurring significant costs for the Company to address these matters.

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Woodrum has been reprimanded on multiple occasions for leaking confidential board matters to Sherwood. Woodrum has also attempted to end-run the Board of Directors by directly interfering with management. Sherwood has stated many times he would elevate Woodrum to CEO or CFO, but no member of management or director not affiliated with Sherwood has endorsed or supports Woodrum as qualified for either position.

The Company further notes that Sherwood’s nomination of a control slate continues his long history of disrupting the Company’s governance processes and interfering with the Company’s operations, while creating significant expense to the Company. Sherwood’s nomination of himself, his friends and business associates, without any credible plan for the Company and without paying a premium to shareholders for control, flies directly in the face of shareholder interests.

Sherwood and His Director Appointees Have Hid Investments and
Acted to Intentionally Undermine Management and the Board

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Sherwood made a significant investment in a Canadian Oil and Gas venture founded and operated by one of his former director designees, which investment was only belatedly and incompletely disclosed. The Executive Committee believes this arrangement was undertaken as a quid pro quo so that Sherwood’s nominee would execute on Sherwood’s self-serving agenda.

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From 2021-2022, Sherwood and Woodrum offered a then-new member of the Board, Colin O’Farrell, the Company’s CEO position. Sherwood and Woodrum did so without consulting the Board and seemingly to co-opt O’Farrell’s independence. This conduct was in breach of a then-valid standstill agreement, resulted in a costly investigation, severely damaged the morale of the Canadian-based management team, and resulted in O’Farrell’s resignation from the Board only seven months after his appointment.

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In April 2024, without prior Board discussion or direction, Sherwood and his director appointee Woodrum demanded that management immediately begin a search for a Calgary-based CFO and that Woodrum would help lead the search.

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Sherwood continues to interfere with the Company’s executive leadership transition. Ten months ago, Craig Hopkins succeeded Kinzler as CEO of the Company with the support of Sherwood’s nominees and as part of an overall succession plan for the retirement of the Company’s prior senior management and expense reduction efforts.  Both Kinzler and Russell Gifford, the Company’s longtime CFO, have expressed their desire to retire from day-to-day operations of the Company by the end of the fiscal year and have indicated their willingness to support CEO Craig Hopkins during the transition to the extent desired by him and the Board. Multiple directors supported by Sherwood, including former director Laurance Narbut, have expressed the belief that the decades of experience and knowledge held by Kinzler and Gifford will enable the Company to undertake a smooth transition and maintain its excellent track record of accounting and legal compliance.

Despite Repeated Requests, Sherwood Has Failed to Propose a Different Plan or
Business Strategy

Sherwood has NO PLAN for Barnwell Other than to Take Over the Company
Without Paying a Control Premium

The Company has repeatedly asked Sherwood to specify what Company plans and policies he opposes or would change.  The only response has been incessant demands “to shut down Hawaii,” which lacks any semblance of thoughtful consideration. It has no backing from a single budget, spreadsheet or alternative strategy that would adequately support the back-office functions of a publicly listed company.  Barnwell can only conclude that Sherwood’s current nomination notice is merely an attempt to take full control of a company where he holds a 30% stake and no articulated plan to change any personnel, policies or business practices.  Sherwood and his designees on the Board have been engaged in a steady stream of actions interfering with management and compromising Board confidentiality and function, all in pursuit of full control of the Company and often in violation of the standstill agreement that the Company and Sherwood entered into in 2023.

Sherwood has accused the Company of excessive expenditures for lawyers and other professionals when the vast majority of these expenditures were necessitated by the abusive, improper and often illegal actions of Sherwood and his designees on the Board. Sherwood’s group recently served the Company with a books and records request, which will require significant legal expense to address, ironically asking for shareholder records when Sherwood’s own group has played fast and loose with their own Section 16 and Section 13 SEC reporting obligations.

The Barnwell Executive Committee Comprises Majority Independent and
Highly Experienced Directors Acting on Behalf of All Shareholders

The current Board was expressly approved by Sherwood under a 2023 settlement whereby the Company and Sherwood each designated two directors and a fifth director, Joshua Horowitz, was selected as a compromise board member who was vetted by Sherwood and expressly endorsed by both parties to the settlement agreement.

The current Board is overseeing the transition out of the Company’s water well drilling activities and is currently completing its final well project.  The water well subsidiary recently sold one of its rigs for approximately $585,000 and will shut down its operations and sell its remaining assets in the near term. This is part of a larger plan to transition out of the Company’s Hawaii main office and move those executives to transitional roles, to streamline the Company’s accounting operations and further reduce general and administrative expenses in order to increase funds available for investment.

The Company’s Twining oil & gas property in Alberta continues to be the engine for the Company’s future growth.  We are pleased that our newest development well is online and producing as expected.  There are approximately 50 additional wells that can be drilled, which would enable the Company to grow its revenues and results organically, as a major portion of the costs of the operations are fixed.

Forward-Looking Statements

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

Important Additional Information and Where to Find It

Barnwell Industries, Inc. (the “Company”) plans to file proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”).  Prior to the 2025 Annual Meeting, the Company will file a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2025 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website at https://ir.brninc.com/ or by contacting Alexander Kinzler, Secretary and General Counsel of the Company, by phone at (808) 531-8400, by email at akinzler@brninc.com or by mail at Barnwell Industries, Inc., 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from stockholders in connection with the 2025 Annual Meeting.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2025 Annual Meeting.  Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on April 2, 2024.  To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 3 and Form 4 filed with the SEC: Form 3, filed by Craig Hopkins, with the filings of the Company on May 16, 2024; Form 4, filed by Craig Hopkins, with the filings of the Company on May 20, 2024, August 29, 2024, January 13, 2025 and January 17, 2025; Form 4, filed by Joshua Horowitz, with the filings of the Company on August 23, 2024 and October 28, 2024; Form 4, filed by Kenneth Grossman, with the filings of the Company on October 28, 2024; and Form 4, filed by Douglas Woodrum, with the filings of the Company on October 28, 2024. These filings can be found at the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests (by security holdings or otherwise), will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CONTACT:	Kenneth S. Grossman
Vice Chairman of the Board of Directors

Email: kensgrossman@gmail.com